Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of ONEOK Partners, L.P. (the “Registrant”) for the period ending September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert F. Martinovich, Chief Financial Officer of ONEOK Partners GP, L.L.C., the General Partner of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

ONEOK Partners, L.P.
By: ONEOK Partners GP, L.L.C., its General Partner

/s/ Robert F. Martinovich
Robert F. Martinovich
Chief Financial Officer
(Signing on behalf of the Registrant and as Principal Financial Officer)

November 2, 2011

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ONEOK Partners, L.P. and will be retained by ONEOK Partners, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.